Exhibit 5.1

November 21, 2022

Performance Food Group Company

12500 West Creek Parkway

Richmond, Virginia 23238

Performance Food Group Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Performance Food Group Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on or about the date of this opinion letter with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The shares of Common Stock may be offered and sold, from time to time, by the Company on a delayed or continuous basis pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC; and

(b) the Prospectus.

In addition, we have examined and relied upon the following:

(i) a certificate from the Secretary of the Company certifying as to (A) true and correct copies of the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, (B) the resolutions of the Company’s Board of Directors authorizing, among other things, the filing of the Registration Statement by the Company and (C) such other documents as we deemed necessary for the purposes of this opinion letter;

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(ii) a certificate, dated November 21, 2022, issued by the Secretary of State of the State of Delaware, attesting to the corporate status and good standing of the Company in the State of Delaware; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures; Legal Capacity. The signatures of individuals who have signed documents submitted to us are genuine. All individuals who have signed documents delivered to us have the legal capacity to execute such documents.

(d) Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based on and subject to the foregoing and the qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the State of Delaware and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the shares of Common Stock.

3. Common Stock. With respect to any shares of Common Stock to be issued by the Company, when (a) the Company’s Board of Directors, a duly constituted and acting committee thereof or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve the issuance of such shares of Common Stock, including the terms of the offering and sale thereof, from the then authorized number of shares of Common Stock available, (b) such shares of Common Stock have been offered and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, (c) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (d) such consideration per share is not less than the amount specified in the applicable Board resolutions and (e) certificates in the form required under the laws of the State of Delaware representing the shares of Common Stock are duly executed, countersigned, registered and delivered to the purchasers thereof, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company, if the shares of Common Stock are not represented by certificates, such shares of Common Stock will be validly issued, fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinions

Our opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations that are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus and the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,
/s/ McGuireWoods LLP